EXHIBIT 10.1

May 25, 2012

Amílcar L. Jordán-Pérez
PO Box 5306,
Caguas PR, 00726

Dear Mr. Jordán-Pérez:

We are pleased by your acceptance to become part of Triple-S Management in the position of Chief Financial Officer, starting on July 2, 2012.

The details of this offer are:

•	Annual base salary — $400,000, includes Christmas Bonus.

•	Discretional performance bonus of up to 50% of base salary, subject to compliance with your objectives and the Company’s financial results; and is granted at the Board of Directors’ discretion.

•	Long-term incentive in stock equivalent to $250,000 annually. This incentive, as well as its guidelines, is granted at the Board of Directors’ discretion and can be changed or amended annually.

•	A competitive benefit package that includes:

•	family health insurance, with dental and pharmacy coverage,

•	savings plan upon completing one year of employment,

•	life insurance policy,

•	organ and tissue transplant coverage,

•	short-term disability insurance

•	long-term disability insurance upon completing one year of employment,

•	services such as: on-site health clinic, gym, wellness and health program, leisure areas, employee assistance program, among others.

We look forward to greeting you on your starting date, at 8:00 AM in the Human Resources Division, to complete the hiring process and to receive from you the documents detailed in Addendum B. The offer is contingent upon favorable results of the verification of academic degree, prior employment, references, background and pre-employment tests.

At Triple-S Management, we look forward to having you begin your new functions. We are counting on you to help us reach the goals to which are committed. We trust that this experience will be pleasant, professionally enriching and of benefit for both parties.

This offer is valid until June 1st, 2012

Cordially,

/s/ Iraida Ojeda
Iraida Ojeda
Vice President

Human Resources Division

ACCEPTED BY:	/s/ Amílcar Jordan	START DATE:	7-2-12

PRINTED NAME:	Amílcar Jordan	DATE:	5-31-12

Human Resources Division

Attachment B
Required Documents to Complete your Recruitment Process

1.	Certificate of No Penal Record from the Puerto Rico Police Department issued no longer than the past six months. This certificate can be acquired through the internet: www.pr.gov.

2.	Health certificate issued within a year of your hire date (tuberculin or lung x-ray, and VDRL). This test can be processed at Unimed (Universal Medical Option, Inc.) the charge of this test will be covered by the candidate.

3.	Birth certificate (in original) issued in accordance to PR Law 191 from 2009, amended. (For additional information as to how to request your birth certificate you can visit the Puerto Rico Government portal in internet: www.pr.gov.)

4.	One identification[1] (original).

5.	Social Security card (in original). (If the social security card is used as an identification document of “list C” from the I-9 form, it cannot be laminated and has to be signed.)

6.	Marriage certificate, if applicable (original).

7.	Birth certificate (original) of direct dependents (offspring).

8.	Deposit stub to checking account, void check, or deposit stub to savings account with printed account number.

9.	Higher education institution or University’s official credit transcript in original to be delivered by mail to:

HUMAN RESOURCES DIVISION
TRIPLE-S
PO BOX 363628
SAN JUAN PR 00936-3628

The candidate will bring the receipt for the requested transcript.

The company will not accept transcripts handed by the candidate, even if sealed.

10.	Evidence of courses, certifications, seminars, licenses, or other trainings relevant to the position.

11.	Postal address and fax number of past employers.

[1]	Enclosed is a list of the accepted documents. [2] All original documents will be returned to the employee.